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                                                                   EXHIBIT 10.22


This SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of March 5, 1999, is between SILICON VALLEY BANK ("Bank") and HARMONIC LIGHTWAVES, INC. (doing business in California as DELAWARE HARMONIC LIGHTWAVES, INC.), a Delaware corporation ("Borrower").


The parties agree as follows:

1.      DEFINITIONS AND CONSTRUCTION

        1.1. Definitions. As used in this Agreement, the following terms shall have the following definitions:

                "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

                "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, such Persons, managers and members.

                "Bank Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, (including fees and expenses of appeal or review, or those incurred in any Insolvency Proceeding) whether or not suit is brought.

                "Borrower's Books" means all of Borrower's books and records including, without limitation: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information if such equipment is necessary for the review of such information.

                "Borrowing Base" means an amount equal to 70% of Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower.

                "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

                "Closing Date" means the date of this Agreement.

                "Collateral" means the property described on Exhibit A attached hereto; provided that the "Collateral" does not include any Excluded Property.

                "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such


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obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith;
provided that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

                "Copyrights" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

                "Credit Extension" means each Revolving Loan, Equipment Loan, Letter of Credit, or any other extension of credit by Bank for the benefit of Borrower hereunder.

                "Current Assets" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current assets on the consolidated balance sheet of Borrower and its Subsidiaries as at such date.

                "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Revolving Loans and the current portion of the outstanding Equipment Loans and Existing Equipment Loans, the aggregate outstanding face amount (including drawn but unreimbursed Letters of Credit) of outstanding Letters of Credit (including the Existing Letters of Credit) in excess of $2,000,000 (exclusive of any cash collateral which secures Borrower's obligations to Bank in respect of such Letters of Credit, which cash collateral has been provided on terms and conditions acceptable to Bank), and all other Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination, but excluding Subordinated Debt.

                "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                "Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in Section 5.4; provided that standards of eligibility may be revised from time to time by Bank in Bank's reasonable judgment effective upon 10 days prior notice to Borrower. Eligible Accounts shall not include the following:


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                (a)     Accounts that the account debtor has failed to pay
within 90 days of invoice date;

                (b) Accounts with respect to an account debtor, 50% of whose Accounts the account debtor has failed to pay within 90 days of invoice date;

                (c) Accounts with respect to an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

                (d) Accounts with respect to which the account debtor does not have its principal place of business in the United States except for Eligible Foreign Accounts;

                (e) Accounts with respect to which the account debtor is a federal, state, or local governmental entity or any department, agency, or instrumentality thereof;

                (f) Accounts with respect to which Borrower is liable to the account debtor, but only to the extent of any amounts owing to the account debtor (sometimes referred to as "contra" accounts, e.g. accounts payable, customer deposits, credit accounts etc.);

                (g) Accounts generated by demonstration or promotional equipment, or with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

                (h) Accounts with respect to which the account debtor is an Affiliate, officer, employee, or agent of Borrower;

                (i) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

                (j)     Accounts subject to any Lien;

                (k) Accounts which are in whole or in part the direct or indirect proceeds of any Excluded Property; and

                (j) Accounts the collection of which Bank reasonably determines after reasonable inquiry and consultation with Borrower to be doubtful.

                "Eligible Foreign Accounts" means Accounts with respect to which the account debtor is Siemens A.G., a German corporation, or other account debtors, if any, as may be from time to time approved in writing by Bank.

                "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.


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                "Equipment Availability End Date" has the meaning set forth in
Section 2.1.3.

                "Equipment Commitment" means a credit extension of up to $1,500,000 during the period from the Closing Date to March 31, 1999, plus an additional $1,500,000 thereafter.

                "Equipment Loan" has the meaning set forth in Section 2.1.3.

                "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

                "Event of Default" has the meaning set forth in Section 8.

                "Excluded Property" means any property, rights or licenses to the extent the granting of a security interest therein to Bank (i) would be contrary to applicable law or (ii) is prohibited by or would constitute a default under any agreement or document governing such property, rights or licenses (but only to the extent such prohibition is enforceable as against the Bank under applicable law).

                "Existing Agreement" means the Amended and Restated Loan and Security Agreement, dated as of December 24, 1997.

                "Existing Equipment Loans" means the "Equipment Advances" outstanding under the Existing Agreement, which Borrower acknowledges have a total outstanding principal amount of $543,622.20 on the Closing Date.

                "Existing Letters of Credit" means the following letters of credit issued under the Existing Agreement: (a) letter of credit no. SVB97IS0635 for a liability amount of US$400,000 (as amended) in favor of Barclays Bank PLC as beneficiary, (b) letter of credit no. SVB98IS0890 for a liability amount of US$500,000 in favor of Bank Hapoalim, B.M. as beneficiary, (c) letter of credit no. SVB98IS0905 for a liability amount of US$450,000 (as amended) in favor of Rockwell Semiconductor Systems as beneficiary, and (d) letter of credit no.SVB98IS1052 for a liability amount of US$1,019,565 in favor of Golden Channel as beneficiary.

                "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

                "Guarantor" means any present or future guarantor of the Obligations.

                "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

                "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

                "Intellectual Property Collateral" means all right, title, and interest of Borrower in any of the following, whether now existing or hereafter acquired or created:


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                (a)     Copyrights, Trademarks, Patents, and Mask Works;

                (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products;

                (c)     Any and all design rights;

                (d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

                (e) All licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

                (f) All amendments, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and

                (g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

                "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above.

                "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

                "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                "Letter of Credit" means the Existing Letters of Credit and any letter of credit or similar undertaking issued by Bank pursuant to Section 2.1.2.

                "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance (or any agreement to grant any of the foregoing, whether or not contingent on the happening of any future event).

                "Loan" means a Revolving Loan, an Equipment Loan, or an Existing Equipment Loan.

                "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other present or future agreement entered into between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated


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from time to time.

                "Mask Works" means all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired.

                "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole, (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents, (iii) the enforceability or binding effect of the Loan Documents, or (iv) the attachment, perfection, or priority of Bank's security interests in the Collateral or the value of the Collateral.

                "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper.

                "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other Agreement (including, without limitation, Borrower's credit card facility with Bank), whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

                "Overadvance" means that at any time (a) the sum of Revolving Loans, the Equipment Loans, the Existing Equipment Loans, and the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) exceeds the lesser of the Revolving Commitment or the Borrowing Base, or
(b) the Equipment Loans and the Existing Equipment Loans exceed the Equipment Commitment. For purposes of calculating whether or not an Overadvance exists, $20,000 shall be deemed to be at all times outstanding as Revolving Loans (such amount being the credit limit of Borrower's credit card facility with Bank).

                "Patents" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

                "Payment Date" means the 23rd calendar day of each month.

                "Permitted Indebtedness" means:

                (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

                (b)     Subordinated Debt;

                (c) Indebtedness existing on the Closing Date and disclosed in the Schedule;

                (d) Indebtedness to trade creditors incurred in the ordinary course of business and not past due;


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                (e)     Indebtedness secured by Permitted Liens;

                (f) Indebtedness of Borrower to any Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of Borrower (provided that the primary obligations are not prohibited hereby), and Indebtedness of any Subsidiary to any other Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of any other Subsidiary (provided that the primary obligations are not prohibited hereby);


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                (g)     Capital leases or indebtedness incurred solely to
purchase equipment which is secured in accordance with clause (c) of "Permitted Liens" below and is not in excess of the lesser of the purchase price of such equipment or the fair market value of such equipment on the date of acquisition;

                (h)     Other Indebtedness not otherwise permitted by Section
7.4 not exceeding $500,000 in the aggregate outstanding at any time; and

                (i) Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (c) through (e) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

                "Permitted Investment" means:

                (a) Investments existing on the Closing Date disclosed in the Schedule;

                (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof,
(ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank;

                (c) Investments consisting of negotiable instruments held for deposit or collection or similar transactions in the ordinary course of business;

                (d) Investments consisting of receivables owing to Borrower or its Subsidiaries by Persons and advances to customers or suppliers, in each case, if created, acquired or made in the ordinary course of business; provided that this paragraph (d) shall not apply to Investments owing by Subsidiaries to Borrower;

                (e) Investments consisting of (i) compensation of employees, officers and directors of Borrower or its Subsidiaries so long as the Board of Directors of Borrower determines that such compensation is in the best interests of Borrower, (ii) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, (iii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans approved by Borrower's Board of Directors, and (iv) other loans to officers and employees approved by the Board of Directors in an aggregate amount not in excess of $250,000 outstanding at any time;

                (f) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

                (g) Investments pursuant to or arising under currency agreements or interest rate


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swap agreements entered into in the ordinary course of business to mitigate risks of fluctuation in exchange rates and interest rates and not for speculative purposes;

                (h) Investments consisting of prepaid royalties and other credit extensions to, customers and suppliers who are not Affiliates, in the ordinary course of business;

                (i)     Investments constituting acquisitions permitted under
Section 7.3;

                (j) Deposit accounts of Borrower and its Subsidiaries maintained for the purpose of making deposits, collections, and payments in the ordinary course of business;

                (k) Investments permitted by Borrower's investment policy, as amended from time to time, provided that such investment policy and any such amendment thereto has been approved by Bank;

                (l) Investments in Subsidiaries or Investments of Subsidiaries in or to other Subsidiaries or the Borrower so long as (i) the Subsidiaries receiving such Investment were either Subsidiaries of the Borrower on the Closing Date or were acquired in a transaction permitted by Section 7.3 and (ii) the aggregate amount of all Investments in Borrower's direct and indirect Subsidiaries does not at any time exceed 15% of Tangible Net Worth; and

                (m) Other Investments not otherwise permitted by Section 7.7 not exceeding $500,000 in the aggregate outstanding at any time.

                "Permitted Liens" means the following:

                (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

                (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and as to which adequate reserves are maintained on Borrower's Books in accordance with GAAP, provided the same have no priority over any of Bank's security interests;

                (c) Liens (i) upon or in any Equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

                (d) Liens on assets (including the proceeds thereof and accessions thereto) that existed at the time such assets were acquired by Borrower or any Subsidiary (including Liens on assets of any corporation that existed at the time it became or becomes a Subsidiary); provided such Liens are not granted in contemplation of or in connection with the acquisition of such asset by Borrower or a Subsidiary;

                (e) Liens in favor or customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

                (f) Deposits under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other


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than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or environmental liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

                (d) Leases or subleases and non-exclusive licenses or sublicenses granted to others in the ordinary course of Borrower's business not interfering in any material respect with the business of Borrower and its Subsidiaries taken as a whole, provided that such leases, subleases, licenses and sublicenses do not prohibit the grant of the security interest granted hereunder; and

                (e) Liens arising from judgments, decrees or attachments in circumstances not otherwise constituting an Event of Default;

                (f) Easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not constituting a Material Adverse Effect;

                (g) Liens that are not prior to the Lien of Bank which constitute rights of set-off of a customary nature or bankers' Liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangements entered into with banks in the ordinary course of business; and

                (h) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) and (d) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

                "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

                "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

                "Quick Assets" means, as of any applicable date, the consolidated cash, cash equivalents, accounts receivable (net of reserves) and investments with maturities of fewer than 90 days of Borrower determined in accordance with GAAP; provided that accounts receivable due from Golden Channel and any cash securing any letter of credit or other performance guaranty in favor of Golden Channel shall not be included in Borrower's Quick Assets.

                "Responsible Officer" means each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

                "Revolving Commitment" means a credit extension of up to $10,000,000.

                "Revolving Loan" means a loan advance under the Revolving Commitment.


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                "Revolving Maturity Date" means one day prior to the first anniversary of the Closing Date.

                "Schedule" means the schedule of exceptions attached hereto, if any.

                "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank). "Subsidiary" means with respect to any Person, corporation, partnership, company association, joint venture, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person.

                "Tangible Net Worth" means as of any applicable date, the consolidated total assets of Borrower and its Subsidiaries minus, without duplication, (i) the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, and (ii) Total Liabilities.

                "Total Liabilities" means as of any applicable date, any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness, but specifically excluding Subordinated Debt.

                "Trademarks" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

                "UCC" means the California Uniform Commercial Code.

                "Year 2000 Problem" means the inability of computers, as well as embedded microchips in non-computing devices, to properly perform date-sensitive functions with respect to certain dates prior to and after December 31, 1999.

        1.2. Accounting and Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations and determinations made hereunder shall be made in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." Periods of days referred to in this Agreement shall be counted in calendar days unless otherwise stated. References to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit and schedule references are to this Agreement, unless otherwise specified. All of the exhibits and schedules attached hereto shall be deemed incorporated herein by reference. All terms contained in this Agreement which are not otherwise specifically defined herein (including the term "good faith") shall have the meanings provided by


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the UCC to the extent the same are used or defined therein.

        1.3. No Presumption Against Any Party. Neither this Agreement nor any other Loan Document nor any uncertainty or ambiguity herein or therein shall be construed or resolved using any presumption against any party hereto or thereto, whether under any rule of construction or otherwise. On the contrary, this Agreement and the other Loan Documents have been reviewed by each of the parties and their counsel and, in the case of any ambiguity or uncertainty, shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

2.      LOAN AND TERMS OF PAYMENT

        2.1. Credit Extensions. Borrower promises to pay to the order of Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower hereunder. Borrower shall also pay interest on the unpaid principal amount of such Loans at rates in accordance with the terms hereof.

                2.1.1.  (a)     Subject to and upon the terms and conditions of
this Agreement, Bank agrees to make Revolving Loans to Borrower in an aggregate outstanding amount not to exceed the Revolving Commitment; provided that no such Loan shall result in an Overadvance. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1 may be repaid and reborrowed at any time during the term of this Agreement without penalty or premium.

                        (b) Whenever Borrower desires a Revolving Loan, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Pacific time, on the Business Day that such Revolving Loan is to be made. Each such notification shall be promptly confirmed by a Payment/Loan Form in substantially the form of Exhibit B hereto. Bank is authorized to make Loans under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank's discretion such Loans are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Loans made under this Section 2.1 to Borrower's deposit account.

                        (c) Interest Rate. Except as set forth in Section 2.3(b), the outstanding principal amount of the Revolving Loans shall bear interest, on the average daily balance thereof, at a per annum rate equal to
0.50 percentage points above the Prime Rate.

                        (d) The Revolving Commitment shall terminate on the Revolving Maturity Date, at which time all Revolving Loans and accrued interest thereon shall be immediately due and payable.

                2.1.2.  Letters of Credit.

                        (a) On and after the Closing Date, the Existing Letters of Credit shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to Section 2.5, and reimbursement of costs and expenses to the extent provided herein, Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other

Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement. Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued Letters of Credit for the account of Borrower in an aggregate outstanding face amount (including drawn but unreimbursed Letters of Credit) not to exceed $5,000,000, including the Existing Letters of Credit; provided that the issuance of any such Letter of Credit shall not result in an Overadvance. Each Letter of Credit shall have an expiry date no later than 180 days after the Revolving Maturity Date; provided that Borrower's Letter of Credit reimbursement obligation shall be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank. All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of standard Application and Letter of Credit Agreement.

                        (b) The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever. Borrower shall indemnify, defend, protect, and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any Letters of Credit.

                        (c) Borrower may request that Bank issue a Letter of Credit payable in a currency other than United States Dollars. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as a Revolving Loan to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency.

                        (d) Upon the issuance of any letter of credit payable in a currency other than United States Dollars, Bank shall create a reserve under the Revolving Commitment for letters of credit against fluctuations in currency exchange rates, in an amount equal to ten percent (10%) of the face amount of such letter of credit. The amount of such reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Revolving Commitment shall be reduced by the amount of such reserve for so long as such letter of credit remains outstanding.

                2.1.3.  Equipment Loans.

                        (a) Availability. Subject to and upon the terms and conditions of this Agreement, at any time from the date hereof through the Revolving Maturity Date (the "Equipment Availability End Date"), Bank agrees to make advances (each an "Equipment Loan") to Borrower in an aggregate amount not to exceed the Equipment Commitment. Borrower shall deliver to Bank, at the time of each Equipment Loan request, an invoice for the equipment to be financed by such Equipment Loan. The Equipment Loans shall be used only to purchase new Equipment purchased on or after 90 days prior to the date hereof and shall not exceed 100% of the invoice amount of such equipment approved from time to time by Bank, excluding taxes, shipping, warranty charges, freight discounts and installation expense. Software and used Equipment may, however, constitute up to 25% of each Equipment Loan. Each Equipment Loan must be in a minimum amount of $50,000.

                        (b) Interest Rate. Except as set forth in Section 2.3(b), the outstanding principal amount of the Equipments Loans and the Existing Equipment Loans shall bear interest, on the average daily balance thereof, at a per annum rate equal to 1.00 percentage points above the Prime Rate. Accrued interest on each such Loan shall be payable monthly on each Payment Date and on the date the final installment of principal on the Equipment Loans is due.

                        (c) Repayment. Any Equipment Loans that are outstanding on the Equipment Availability End Date will be payable in 36 equal monthly installments of principal beginning on the Payment Date next following the Equipment Availability End Date and continuing on each Payment Date thereafter until the 35th such Payment Date, when any remaining balance on the Equipment Loans shall be immediately due and payable. Equipment Loans, once repaid, may not be reborrowed.

                        (d) Repayment (Existing Equipment Loans). The Existing Equipment Loans will be payable in 33 equal monthly installments of principal (i.e., $16,473.40 per month) beginning on the Payment Date next following the Closing Date and continuing on each Payment Date thereafter until November 23, 2001, when any remaining balance on the Existing Equipment Loans shall be immediately due and payable.

                        (e) Notice of Borrowing. When Borrower desires to obtain an Equipment Loan, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Pacific time one Business Day before the day on which the Equipment Loan is to be made. Such notice shall be substantially in the form of Exhibit B. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice for the Equipment to be financed.

        2.2. Overadvances. If, at any time or for any reason, any Overadvance shall occur, Borrower shall immediately pay to Bank, in cash, the amount of such Overadvance.

        2.3.    Default Rates, Payments, and Calculations.

                        (a) Default Rate. All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to five percentage points above the interest rate applicable immediately prior to such occurrence of an Event of Default.

                        (b) Payments. Interest hereunder shall be due and payable on each Payment Date. Borrower hereby authorizes Bank to debit any accounts with Bank, including, without limitation, Account Number 341964970 for payments of principal and interest due on the Obligations and any other amounts owing by Borrower to Bank. Bank will notify Borrower of all debits which Bank has made against Borrower's accounts. Any such debits against Borrower's accounts in no way shall be deemed a set-off. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

                        (c) Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a 360-day year for the actual number of days elapsed.

        2.4. Crediting Payments. So long as no Event of Default has occurred and is continuing, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence and during the continuance of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment, whether directed to Borrower's deposit account with Bank or to the Obligations or otherwise, shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment in respect of the Obligations unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

        2.5.   Fees.  Borrower shall pay to Bank the following:

                        (a) Facility Fees. The following facility fees which shall be fully earned and non-refundable on the date when payable:

                                (i)     A revolving facility fee of $50,000,
which shall be payable as follows: (A) $37,250 on the Closing Date and (B) $12,750 on July 31, 1999; provided that such $12,750 shall not be payable if as of July 2, 1999, Borrower's financial performance (including profit and loss and tangible net worth) equals or exceeds that set forth for such date and the forecasted fiscal period then ending in the financial forecasts delivered to Bank on October 2, 1998; and

                                (ii)    An equipment facility fee of $15,000,
which shall be payable on the date the first Equipment Loan is made;

                        (b) Letter of Credit Fees. Borrower shall pay to Bank from time to time on demand the normal issuance, presentation, amendment and processing fees, and other standard costs and charges, of Bank relating to letters of credit as from time to time in effect.

                        (c) Financial Examination and Appraisal Fees. Bank's customary fees and out-of-pocket expenses for Bank's audits of Borrower's Accounts, and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Bank or its agents;

                        (d) Bank Expenses. Upon demand from Bank, including, without limitation, upon the date hereof, all Bank Expenses incurred through the date hereof, including reasonable attorneys' fees and expenses, and, after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

        2.6. Term. Except as otherwise set forth herein, this Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect until the Loans and all interest thereon have been fully and finally paid. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Loans under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default.

        2.7 Existing Credit Agreement. This Agreement amends and restates the Existing Agreement in its entirety, and the rights, obligations, and remedies of the parties hereto shall be governed by this Agreement, the Loan Documents, and the Loan Documents under the Existing Agreement to the extent not modified hereby, and without limiting the generality of the foregoing (a) the Existing Equipment Loans shall bear interest at the rate applicable to the Equipment Loans as set forth in this Agreement and (b) the Existing Letters of Credit shall be governed by Section 2.1.2(c) of this Agreement; provided that any rights existing in favor of Bank arising from any commitment fees, indemnification, yield protection, taxes, and similar provisions of the Existing Agreement, relating in each case to the period prior to the Closing Date, shall survive the effectiveness of this Agreement. Bank's agreement to modifications to the Existing Agreement pursuant to this Agreement in no way shall obligate Bank to make any future modifications to the Existing Agreement. Nothing in this Agreement shall constitute a satisfaction of the obligations under the Existing Agreement. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of the Existing Agreement, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Agreement. Borrower agrees that it has no defenses against the obligations to pay any amounts under the Existing Agreement.

3.      CONDITIONS OF LOANS

        3.1. Conditions Precedent to Initial Credit Extension. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

                        (a)     this Agreement;

                        (b) a certificate of the Secretary of Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

                        (c)     an intellectual property security agreement;

                        (d)     financing statements (Forms UCC-1);

                        (e) insurance certificate, together with a loss payment endorsement in form satisfactory to Bank;

                        (f) payment of the fees and Bank Expenses then due specified in Section 2.5 hereof;

                        (g) certificate of foreign qualification (if applicable), together with evidence of an appropriate fictitious name filing for each county, if any, in which Borrower does business using any d/b/a or other fictitious name;

                        (h)     guaranties by the Guarantors, if applicable;

                        (i) an operating budget for Borrower for the 1999 fiscal year; and

                        (j) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

        3.2. Conditions Precedent to all Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

                        (a) timely receipt by Bank of the Payment/Loan Form as provided in Section 2.1;

                        (b) no Overadvance exists or will result from such Credit Extension; and

                        (c)     the representations and warranties contained in
Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Loan Form and on the effective date of each Credit Extension as though made at and as of each such date (except to the extent they relate specifically to an earlier date, in which case such representations and warranties shall continue to have been true and accurate as of such date), and no Default shall have occurred and be continuing, or would result from such Credit Extension. The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2(b).

4.      CREATION OF SECURITY INTEREST

        4.1. Grant of Security Interest. Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt payment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Borrower acknowledges that Bank may, upon the occurrence and during the continuance of an Event of Default, place a hold on any deposit account pledged as Collateral to secure the Obligations. Notwithstanding termination of this Agreement, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

        4.2. Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

        4.3. Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

        4.4. Release of Collateral. Bank agrees to terminate (at Borrower's cost and expense) its security interest in the Collateral if Borrower, pursuant to financial information delivered to Bank under Section 6.3, has a net income greater than zero for any two consecutive fiscal quarter period, beginning with the 4FQ98 and 1FQ99 and has a Quick Ratio of at least 2.00 to 1.00 as at the end of any such two fiscal quarter period; provided that Bank shall have no obligation to terminate any security interests (a) if a Default has occurred and is at that time continuing and (b) unless Bank has received the certificate, in form and substance satisfactory to Bank, of Borrower's chief financial officer that the foregoing financial tests have been satisfied and that the warranties and representations set forth in Article 5 below are true and correct on the date of such certificate with the same force and effect as though made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall continue to be true as of such date.

5.      REPRESENTATIONS AND WARRANTIES

        Borrower represents and warrants as follows:

        5.1. Due Organization and Qualification. Borrower and each Subsidiary is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

        5.2. Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles/Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound except to the extent that certain intellectual property agreements prohibit the assignment of the rights thereunder to a third party without Borrower's or other party's consent and the Loan Documents constitute an assignment. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

        5.3. No Prior Encumbrances, No Excluded Property. Borrower has good and indefeasible title to its property, free and clear of Liens, except as set forth in the Schedule and for Permitted Liens. Bank has a valid and perfected security interest in all Collateral, and such security interest constitutes a first priority security interest in all Collateral, except, in the case of Collateral other than accounts, inventory, and equipment financed with Equipment Loans and Existing Equipment Loans, as set forth in the Schedule and for Permitted Liens. There is no Excluded Property, except (a) as set forth in the Schedule, (b) for Equipment financed by lenders or lessors other than Bank, or
(c) has been notified to Bank by Borrower under Section 7.1.

        5.4. Bona Fide Eligible Accounts. The Eligible Accounts are bona fide existing obligations. The service or property giving rise to such Eligible Accounts has been performed or delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor whose accounts are included in any Borrowing Base Certificate as an Eligible Account.

        5.5. Merchantable Inventory. All Inventory is in all material respects of good and marketable quality, free from all material defects.

        5.6. Intellectual Property. Borrower is the sole owner of the Intellectual Property Collateral, except for non-exclusive licenses granted by Borrower to its customers in the ordinary course of business. Each of the Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party. Except for and upon the filing with the United States Patent and Trademark Office with respect to the Patents and Trademarks and the Register of Copyrights with respect to the Copyrights and Mask Works necessary to perfect the security interests created hereunder, and except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any United States governmental authority or United States regulatory body is required either (i) for the grant by Borrower of the security interest granted hereby or for the execution, delivery or performance of Loan Documents by Borrower in the United States or (ii) for the perfection in the United States or the exercise by Bank of its rights and remedies hereunder.

        5.7. Name; Location of Chief Executive Office. Except as disclosed in the Schedule, Borrower has not done business and will not without at least 30 days prior written notice to Bank do business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

        5.8. Litigation. Except as set forth in the Schedule, there are no actions or proceedings pending, or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could reasonably be expected to have a Material Adverse Effect.

        5.9. No Material Adverse Change in Financial Statements. All consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank on or about the Closing Date.

        5.10. Regulatory Compliance. Borrower and each Subsidiary has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could reasonably be expected to have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could reasonably be expected to have a Material Adverse Effect.

        5.11. Environmental Condition. None of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the release, or other disposition of hazardous waste or hazardous substances into the environment.

        5.12. Taxes. Borrower and each Subsidiary has filed or caused to be filed all tax returns required to be filed on a timely basis, and has paid, or has made adequate provision for the payment of, all taxes reflected therein, except those being contested in good faith by proper proceedings with adequate reserves under GAAP.

        5.13. Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

        5.14. Government Consents. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted except where the failure to obtain such consent, approval or authorization, to make any such declaration or filing or to give any such notice could not reasonably be expected to have a Material Adverse Effect.

        5.15. Year 2000 Compliance. Borrower has conducted a comprehensive review and assessment of Borrower's systems and equipment applications with respect to the Year 2000 Problem. Based on that review and inquiry, Borrower does not believe the Year 2000 Problem, including costs of remediation, will have a Material Adverse Effect. Borrower has developed adequate contingency plans to ensure uninterrupted and unimpaired business operation in the event of a failure of its own systems or equipment due to the Year 2000 Problem, including a general failure of or interruption in its communications and delivery infrastructure.

        5.16. Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank by Borrower in connection with the transaction contemplated by this Agreement, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading it being recognized by the Bank that the projections and forecasts provided by Borrower are based on Borrower's reasonable and good faith assessment of the probabilities of future events and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results).

6.      AFFIRMATIVE COVENANTS

        Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

        6.1. Good Standing. Borrower shall maintain, or cause to be maintained, its and each of its Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which would reasonably be expected to have a Material Adverse Effect.

        6.2. Government Compliance. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect.

        6.3. Financial Statements, Reports, Certificates. Borrower shall deliver to Bank: (a) as soon as available, but in any event within 30 days after the end of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, in a form and certified by an officer of Borrower reasonably acceptable to Bank; (b) as soon as available, but in any event within 90 days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower (which may be in the form of a Form 10-K of the Securities and Exchange Commission) prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) within five days of filing, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000.00 or more; (e) prompt notice of any material change in the composition of the Intellectual Property Collateral, including, but not limited to, any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark not specified in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely effects the value of the Intellectual Property Collateral; and (f) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

                Within 30 days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of accounts receivable and accounts payable and an inventory schedule.

                Within 30 days after the last day of each month, Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.

                Bank shall have a right from time to time hereafter to audit Borrower's Accounts at Borrower's expense, provided that such audits will be conducted no more often than every six months unless an Event of Default has occurred and is continuing.

        6.4. Inventory; Returns. Borrower shall keep all Inventory in good and marketable condition, free from all material defects. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than $50,000.00.

        6.5. Taxes. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is (I) contested in good faith by appropriate proceedings , (ii) is reserved against (to the extent required by GAAP) by Borrower and (iii) no lien other than a Permitted Lien results.

        6.6.   Insurance.

                        (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

                        (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least 20 days notice to Bank before canceling its policy for any reason. At Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations; provided that so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy to the replacement or repair of destroyed or damaged property.

        6.7. Principal Depository. Borrower shall maintain its principal depository and operating accounts with Bank.

        6.8. Quick Ratio. Borrower shall maintain, as of the last day of each calendar month, a ratio of Quick Assets to Current Liabilities of at least 1.25 to 1.00 (2.00 to 1.00 following any termination of Bank's security interest in the Collateral pursuant to Section 4.4.).

        6.9. Debt-Net Worth Ratio. Borrower shall maintain, as of the last day of each calendar month, a ratio of Total Liabilities less Subordinated Debt less deferred revenue to Tangible Net Worth plus Subordinated Debt of not more than 0.75 to 1.00.

        6.10. Profitability. Borrower shall be profitable for each fiscal quarter, except Borrower may suffer a loss of up to $200,000 in the fourth fiscal quarter of the 1998 fiscal year and a loss of up to $1,000,000 in the first fiscal quarter of the 1999 fiscal year.

        6.11.   Registration of Intellectual Property Rights.

                        (a) Borrower shall register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those intellectual property rights listed on Exhibits A, B and C to the Intellectual Property Security Agreement delivered to Bank by Borrower in connection with this Agreement within 10 days of the date of this Agreement. Borrower shall register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those additional intellectual property rights developed or acquired by Borrower from time to time in connection with any product prior to the sale or licensing of such product to any third party, including without limitation revisions or additions to the intellectual property rights listed on such Exhibits A, B and C.

                        (b) Borrower shall execute and deliver such additional instruments and documents from time to time as Bank shall reasonably request to perfect Bank's security interest in the Intellectual Property Collateral.

                        (c) Borrower shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents, Copyrights, and Mask Works, (ii) use its best efforts to detect infringements of the Trademarks, Patents, Copyrights and Mask Works and promptly advise Bank in writing of material infringements detected and (iii) not allow any Trademarks, Patents, Copyrights, or Mask Works to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld.

                        (d) Bank shall have the right, but not the obligation, to take, at Borrower's sole expense, any actions that Borrower is required under this section to take but which Borrower fails to take, after 15 days' notice to Borrower. Borrower shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this section.

        6.12. Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

7.      NEGATIVE COVENANTS

        Borrower covenants and agrees that, so long as any Credit Extension hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Loans, Borrower will not do any of the following:

        7.1. Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers: (i) of inventory in the ordinary course of business, (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) that constitute payment of normal and usual operating expenses in the ordinary course of business;; (iv) of worn-out or obsolete Equipment, or (v) other Transfers not otherwise permitted under this
Section 7.1 in an aggregate amount not to exceed $10,000 in any fiscal year of the Borrower..

        7.2. Changes in Business, Ownership, or Management, Business Locations. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a material change in Borrower's ownership or management. Borrower will not, without at least 30 days prior written notification to Bank, relocate its chief executive office or add any new offices or business locations.

        7.3. Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person except the merger or consolidation of one Subsidiary into another Subsidiary or into Borrower.

        7.4. Indebtedness. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

        7.5. Encumbrances. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

        7.6. Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock except for (i) repurchases of stock from former employees or consultants of Borrower in accordance with the terms of repurchase or similar agreements between Borrower and such employees in an aggregate amount not to exceed $100,000 during the term of this Agreement,
(ii) distributions payable solely in capital stock of Borrower, (iii) conversions and exchanges of securities of the Borrower into equity securities of the Borrower not constituting Indebtedness, and (iv) repurchases of Borrower's capital stock solely from the proceeds of the issuance by Borrower of capital stock but only if such repurchases are effectuated immediately upon the consummation of such transaction ; provided that in the case of (i) through (iv) above, immediately prior to and following such transaction, there exists no Event of Default.

        7.7. Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

        7.8. Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

        7.9. Intellectual Property Agreements. Borrower shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Borrower's rights and interests in any property included within the definition of the Intellectual Property Collateral acquired under such contracts, except to the extent that such provisions are necessary in Borrower's exercise of its reasonable business judgement and has been notified to Bank.

        7.10. Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

        7.11. Inventory. Store the Inventory with a bailee, warehouseman, or similar party unless Bank has received a pledge of any warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory only at the location set forth in Section 10 hereof and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Bank's security interest.

        7.12. Compliance. Become an "investment company" or a company controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Loan for such purpose; fail to meet the minimum funding requirements of ERISA; permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, which violation could reasonably be expected to have a Material Adverse Effect; or permit any of its Subsidiaries to do any of the foregoing.

8.      EVENTS OF DEFAULT

        Any one or more of the following events shall constitute an "Event of Default" by Borrower under this Agreement:

        8.1. Payment Default. If Borrower fails to pay the principal (including Letter of Credit reimbursement obligations) of, or any interest on, any Credit Extensions when due and payable; or fails to pay any portion of any other Obligations not constituting the principal (including Letter of Credit reimbursement obligations) or interest of such Credit Extensions, including without limitation Bank Expenses, within five days of receipt by Borrower of an invoice for such other Obligations;

        8.2.   Covenant Default.

                        (a) If Borrower fails to perform any obligation under Sections 6.3, 6.6, 6.7, 6.8, 6.9, 6.10, 6.11, 6.12, 6.13 or 6.14 or
violates any of the covenants contained in Article 7 of this Agreement, or

                        (b) If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten days after the occurrence thereof; provided that if the default cannot by its nature be cured within the ten day period or cannot after diligent attempts by Borrower be cured within such 10 day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed 30 days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Loans will be required to be made during such cure period);

        8.3. Attachment. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period);

        8.4. Insolvency. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within 30 days (provided that no Loans will be made prior to the dismissal of such Insolvency Proceeding);

        8.5.    Other Agreements. If there is:

                        (a)     any event of default under the Existing
Agreement; or

                        (b) a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of $100,000.00 or that could have a Material Adverse Effect;

        8.6. Subordinated Debt. If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

        8.7. Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least $100,000 shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or

        8.8. Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate or writing delivered to Bank by Borrower or any Person acting on Borrower's behalf pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

        8.9. Guaranty. Any guaranty of all or a portion of the Obligations ceases for any reason to be in full force and effect, or any Guarantor fails to perform any obligation under any guaranty of all or a portion of the Obligations, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any guaranty of all or a portion of the Obligations or in any certificate delivered to Bank in connection with such guaranty, or any of the circumstances described in Sections 8.4, 8.5 or 8.8 occur with respect to any Guarantor.

9.      BANK'S RIGHTS AND REMEDIES

        9.1. Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                        (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by Bank);

                        (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

                        (c) Demand that Borrower (i) deposit cash with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letters of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit;

                        (d) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

                        (e) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's premises, Borrower hereby grants Bank a license to enter such premises and to occupy the same, without charge in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

                        (f) Without notice to Borrower set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

                        (g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

                        (h) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply the proceeds thereof to the Obligations in whatever manner or order it deems appropriate;

                        (i) Bank may credit bid and purchase at any public sale, or at any private sale as permitted by law; and

                        (j) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

        9.2. Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; (f) to modify, in its sole discretion, any intellectual property security agreement entered into between Borrower and Bank without first obtaining Borrower's approval of or signature to such modification by amending Exhibit A, Exhibit B, Exhibit C, and Exhibit D, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents, Trademarks, Mask Works acquired by Borrower after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents, Trademarks, or Mask Works in which Borrower no longer has or claims any right, title or interest; (g) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; and (h) to transfer the Intellectual Property Collateral into the name of Bank or a third party to the extent permitted under the UCC provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide Loans hereunder is terminated.

        9.3. Accounts Collection. Upon the occurrence and during the continuance of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and if requested or required by Bank, immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

        9.4. Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following:
(a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Commitment as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

        9.5. Bank's Liability for Collateral. So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

        9.6. Remedies Cumulative. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not expressly set forth herein as provided under the UCC, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

        9.7. Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

10.     NOTICES

        Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below for such party on the signature pages hereof. The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11.     CHOICE OF LAW AND VENUE; WAIVER OF JURY TRIAL

        The Loan Documents shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

12.     GENERAL PROVISIONS

        12.1. Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

        12.2. Indemnification. Borrower shall , indemnify ,defend, protect and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under the Loan Documents, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

        12.3. Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

        12.4. Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

        12.5. Amendments in Writing, Integration. This Agreement cannot be amended or terminated except by a writing signed by Borrower and Bank. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

        12.6. Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

        12.7. Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

        12.8. Confidentiality. In handling any confidential information Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank, and (v) as Bank may deem appropriate in connection with the exercise of any remedies hereunder. Confidential information hereunder shall not include information that either:
(a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


HARMONIC LIGHTWAVES, INC. (doing business in California as DELAWARE HARMONIC LIGHTWAVES, INC.), a Delaware corporation


By __________________________________________
Title: ______________________________________


By __________________________________________
Title: ______________________________________

Address for Notices:

Attention:  Marty McFarland, Controller
549 Baltic Way
Sunnyvale, CA, 94089-1140


SILICON VALLEY BANK


By __________________________________________
Title: ______________________________________

Address for Notices:

Attention:  Scott Poland, Vice President
Communications and Online Services
3003 Tasman Drive
Santa Clara, CA 95054

DEBTOR: HARMONIC LIGHTWAVES, INC. ("Borrower")
SECURED PARTY: SILICON VALLEY BANK ("Bank")

                                    EXHIBIT A

        The Collateral shall consist of all right, title and interest of Borrower, whether now existing or hereafter acquired or created and wherever located, in and to the following:

        (a) All goods, equipment, machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing;

        (b) All inventory, merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

        (c) All contract rights, general intangibles, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

        (d) All accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower, whether or not arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, and whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

        (e) All documents, cash, deposit accounts, securities, investment property, letters of credit, certificates of deposit, instruments and chattel paper and Borrower's Books relating to the foregoing;

        (f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information; all mask work or similar rights available for the protection of semiconductor chips; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

        (g) All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                    EXHIBIT B

        LOAN PAYMENT/LOAN ADVANCE TELEPHONE REQUEST FORM
        DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.

TO:  CENTRAL CLIENT SERVICE DIVISION                 DATE: _____________________
FAX#:  (408) _____________________                   TIME: _____________________

FROM:   HARMONIC LIGHTWAVES, INC.

        by____________________________
        Name: _________________________
        Title:___________________________
        Telephone:_______________________

FROM ACCOUNT #________________________  TO ACCOUNT#__________________________

REQUESTED TRANSACTION TYPE                              REQUEST DOLLAR AMOUNT
--------------------------                              ---------------------
PRINCIPAL INCREASE (Loan)                                     $
                                                               --------
PRINCIPAL PAYMENT (ONLY)                                      $
                                                               --------
INTEREST PAYMENT (ONLY)                                       $
                                                               --------
PRINCIPAL AND INTEREST (PAYMENT)                              $
                                                               --------

OTHER INSTRUCTIONS:

        All representations and warranties of Borrower stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Loan confirmed by this Loan Request; provided that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

BANK USE ONLY:
TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

 Authorized Requester: ____________________________


        Authorized Signature (Bank)
        Phone # _______________________

                                                                       EXHIBIT C
                           BORROWING BASE CERTIFICATE

TO:            SILICON VALLEY BANK
FROM:   HARMONIC LIGHTWAVES, INC. ("Borrower")

Commitment Amount:     $

ACCOUNTS RECEIVABLE
        1. Accounts Receivable Book Value as of ______                 $______________________
        2. Additions (please explain on reverse)                       $______________________
        3. TOTAL ACCOUNTS RECEIVABLE                                   $______________________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
        4. Amounts over 90 days due                                    $______________________
        5. Balance of 50% over 90 day accounts                         $______________________
        6. Concentration Limits                                        $______________________
        7. Foreign Accounts                                            $______________________
        8. Governmental Accounts                                       $______________________
        9. Contra Accounts                                             $______________________
        10.  Promotion or Demo Accounts                                $______________________
        11. Intercompany/Employee Accounts                             $______________________
        12. Other (please explain on reverse)                          $______________________
        13. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                       $______________________

CALCULATION OF LOAN VALUE
        14. Eligible Accounts (#3 minus #13)                           $______________________
        15. LOAN VALUE OF ACCOUNTS (____% of #14)                      $______________________

BALANCES
        16. Maximum Loan Amount                                        $______________________
        17. Total Funds Available  [Lesser of #16 or #15)]             $______________________
        18. Present balance owing on Line of Credit                    $______________________
        19. Outstanding under Sublimits ( )                            $______________________
        20. RESERVE POSITION (#17 minus #18 and #19)                   $______________________

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

BORROWER: _________________________

               By: _______________________
                       Authorized Signer

COMMENTS (FOR BANK USE ONLY):
Received By:____________________
Date:________________
Reviewed By:____________________
Compliance Status:  Yes / No___________________________

                                    EXHIBIT C

                                                          COMPLIANCE CERTIFICATE

TO:  SILICON VALLEY BANK
FROM:   HARMONIC LIGHTWAVES, INC. ("Borrower")

        The undersigned authorized officer of the above Borrower hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending ______ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer expressly acknowledges that no borrowings may be requested by Borrower at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate is delivered.

        PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

        REPORTING COVENANT                          REQUIRED                                    COMPLIES
        ------------------                          --------                                    --------

        Monthly financial statements                Monthly within 30 days                      Yes      No
        Annual (CPA Audited)                        FYE within 90 days                          Yes      No

        FINANCIAL COVENANT                          REQUIRED                  ACTUAL            COMPLIES
        ------------------                          --------                  ------            --------

        Maintain on a Monthly Basis:
        (unless otherwise stated)

        Minimum Quick Ratio                         1.25:1.00                 _____:1.0         Yes      No
        Maximum Liabilities/
                 Net Worth Ratio                    0.75:1.00                 _____:1.0         Yes      No
        Profitability                               $___________              $___________      Yes      No


Sincerely,

_______________________    Date:_______________
SIGNATURE
_________________________
TITLE

         BANK USE ONLY
Received By:____________________
Date:________________
Reviewed By:____________________
Compliance Status:  Yes / No

                     DISBURSEMENT REQUEST AND AUTHORIZATION

TO:    SILICON VALLEY BANK
FROM:  HARMONIC LIGHTWAVES, INC. ("Borrower")

LOAN TYPE. This is a Variable Rate, Revolving Line of Credit of a principal amount up to $_______________.

PRIMARY PURPOSE OF LOAN. The primary purpose of this loan is for business.

SPECIFIC PURPOSE. The specific purpose of this loan is: _______________.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Bank's conditions for making the loan have been satisfied. Please disburse the loan proceeds as follows:

         Amount paid to Borrower directly:           $______
         Undisbursed Funds                           $______
         Principal                                   $______

CHARGES PAID IN CASH. Borrower has paid or will pay in cash as agreed the following charges:

         Prepaid  Finance Charges Paid in Cash:      $______

                  $______  Loan Fee
                  $______  Accounts Receivables Audit

         Other Charges Paid in Cash:                 $______
                  $______  UCC Search Fees
                  $______  UCC Filing Fees
                  $______  PATENT FILING FEES
                  $______  TRADEMARK FILING FEES
                  $______  COPYRIGHT FILING FEES
                  $______  OUTSIDE COUNSEL FEES AND EXPENSES
                           [ESTIMATE, DO NOT LEAVE BLANK]

        Total Charges Paid in Cash         $______

AUTOMATIC PAYMENTS. Borrower hereby authorizes Bank automatically to deduct from Borrower's account numbered ____________ the amount of any loan payment. If the funds in the account are insufficient to cover any payment, Bank shall not be obligated to advance funds to cover the payment.

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO BANK THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO BANK. THIS AUTHORIZATION IS DATED AS OF ________________, 19___.

BORROWER:

By:____________________________________
            Authorized Officer

Mrs. Susan Wang
Bob Aeschliman, Esq.
Solectron Corporation
847 Gibraltar Drive
Milpitas, CA 95035


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